AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                 TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.

     FIRST: The name of this corporation is:

     TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.

     SECOND: The name and address of the registered agent of the corporation in the State of Delaware is:

                            Corporation Trust Center
                            1209 Orange Street
                            Wilmington, Delaware 19801

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The total number of shares which the Corporation shall have authority to issue is 10 Million (10,000,000) of which Five Million (5,000,000) shares of the par value of One Cent ($.01) per share each amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be Common Stock
(hereinafter called "Common Stock") and of which Five Million (5,000,000) shares of the par value of One Cent ($.01) per share each amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be Preferred Stock (hereinafter called "Preferred Stock").

     (b) The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

          (1) The holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, from any assets legally available for the payment of dividends.

          (2) In the event of the dissolution of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to share ratably in the distribution of the assets of the Corporation.

          (3) Except as herein otherwise expressly provided and as otherwise required by law, all shares of Common Stock shall have equal voting rights and shall have one vote, in person or by proxy, for each share thereof held.

     (c) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (2) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

          (3) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed including the date or date upon or after which they may be redeemed, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (4) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (5) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion

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



     or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange as the Board of Directors shall determine;

          (6) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (7) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or the winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (8) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

     The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

     (d) No holder of stock of any class of the Corporation shall be entitled as of right to subscribe for or purchase any shares of stock of any class whether now or hereafter authorized, or any bonds, debentures, or other evidences of indebtedness whether or not convertible into or exchangeable for stock, but shares of stock of any class, or bonds, debentures, or other evidences of indebtedness may be issued, sold or otherwise disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in its absolute discretion may deem advisable.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.


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



     SEVENTH: New By-laws may be adopted or the By-laws may be amended or repealed by a vote of holders of two-thirds (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon. By-laws may also be adopted, amended or repealed by resolutions adopted by the affirmative vote of a majority of the directors and as provided or permitted by law; provided, however, that
(a) the Board of Directors may not repeal or amend a Bylaw adopted by the shareholders; and (b) any By-law amendment adopted, amended or repealed by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than two-thirds (66-2/3%) of the directors.

     EIGHTH: (a) The number of directors of the Corporation shall be the number fixed from time to time in the manner provided by the By-laws of the Corporation, pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution in presented to the Board for adoption), but in no event shall such number be fewer than three (3) nor more than ten (10).

     (b) If at any time the Corporation shall have more than three (3) but less than seven (7) directors, then at the first annual meeting of stockholders thereafter, the Board of Directors shall be divided into two classes with each class to be as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of stockholders held on the first anniversary of the annual meeting at which the Board is first classified and the term of office of the second class to expire at the annual meeting of stockholders held on the second anniversary of the annual meeting at which the Board is first classified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting after their election. Notwithstanding the preceding provisions of this paragraph (b) of this Article EIGHTH, if the number of directors shall be more than six (6), at the next succeeding annual meeting of stockholders after such increase, the directors shall be divided into three classes, as nearly equal in number as possible. At such annual meeting, one class shall be elected for a term expiring at the next annual meeting of stockholders, the second class shall be elected for a term expiring at the second succeeding annual meeting of stockholders, and the third class shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting following that at which the Board is initially classified and elected in three classes, directors elected to succeed those directors whose terms expire shall be elected for a term expiring at the third succeeding annual meeting of stockholders after their election, and until their successors shall be elected and qualified. No increase in the number of directors shall shorten the term of any incumbent director.

     (c) Except as otherwise fixed pursuant to the provisions of Article EIGHTH hereof, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled (i) by the affirmative vote of a majority of the remaining directors then in office even though less than a quorum of the Board of Directors, or by a sole remaining director, or (ii) by the affirmative vote of the holders of at least two thirds (66-2/3%) of the total voting power of all outstanding shares of stock entitled to vote generally in the election of directors. Any director


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


elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the directorship for which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

     (d) Except as otherwise fixed pursuant to the provisions of Article EIGHTH hereof, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only (i) by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the total voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) by action of the Board of Directors.

     (e) Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Vice Chairman of the Board, if any, the President or a majority of the Board of Directors, or by the unanimous vote of a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided, in a duly adopted resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meeting.

     NINTH: (a) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding and convertible into shares of Common Stock of this Corporation, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock held by stockholders other than the "Related Corporation" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this Corporation with any Related Corporation; provided, however, that such voting requirement shall not be applicable if:

          (1) The business combination was approved by the Board of Directors of the Corporation either (a) prior to the acquisition by such Related
     Corporation  of  the  beneficial   ownership  of  10%  or  requisition  the
     outstanding shares of the Common Stock of the Corporation, or (b) after such acquisition, but only so long as such Related Corporation has sought and obtained the unanimous approval by the Board of Directors for such acquisition prior to such acquisition being consummated; or

          (2) The business combination is solely between this Corporation and existing Related Corporations as of the date of filing of this amended and restated Certificate of Incorporation;

          (3) The business combination is solely between this Corporation and another corporation, 50% or more of the voting stock of which is owned by a Related Corporation; provided that each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or


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



          (4) All of the following conditions are satisfied:

               A. The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this Corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such
          Related Corporation in acquiring any of its holdings of this Corporation's Common Stock or (ii) an amount which bears the same or a greater percentage relationship to the market price of this Corporation's Common Stock immediately prior to the commencement of acquisition of this Corporation's Common Stock by such Related Corporation, but in no event in excess of two times the highest per share price determined in (i) above; and

               B.  After  becoming  a  Related  Corporation  and  prior  to  the consummation of such business combination, (i) such Related Corporation shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Corporation or upon compliance with the provision of this Article or as a result of a pro rata stock dividend or stock split) and (ii) such Related Corporation shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this Corporation, or made any major changes in this Corporation's business or equity capital structure; and

               C. A proxy statement complying with the requirements of the Securities Exchange Act of 1934, whether or not this Corporation is then subject to such requirements, shall be mailed to the public stockholders of this Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the


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



          advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this Corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by this Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Related Corporation and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

     (b) For purposes of this Article:

          (1) The term "business combination" shall mean (a) any merger or consolidation of this Corporation with or into a Related Corporation, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Corporation, (c) any merger or consolidation of a Related Corporation with or into this Corporation or a subsidiary of this Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Corporation to this Corporation or a subsidiary of this Corporation, (e) the issuance of any securities of this Corporation or a subsidiary of this Corporation to a Related Corporation, (f) the acquisition by this Corporation or a subsidiary of this Corporation of any securities or a Related Corporation,
     (g) any reclassification of Common Stock of this Corporation, or any recapitalization involving Common Stock of this Corporation, consummated within five years after a Related Corporation becomes a Related Corporation, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

          (2) The term "Related Corporation" shall mean and include any individual, corporation, partnership or other person or entity which, together with their "affiliates" and "associates" (defined below),
     "beneficially" owns (as this term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate 10% or more of the outstanding shares of the


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



     Common Stock of this Corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of
     1934) of any such individual, Corporation, partnership or other person or entity;

          (3) The term "substantial part" shall mean more than 10% of the total assets of the Corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

          (4) Without limitation, any share of Common Stock of this Corporation which any Related Corporation has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Corporation;

          (5) For the purposes of subparagraph (a) (3) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of this Corporation retained by its existing public stockholders in the event of a business combination with such Related Corporation in which this Corporation is the surviving Corporation; and

          (6) With respect to any proposed business combination, the term "continuing director" shall mean a director who was a member of the Board of Directors of this Corporation immediately prior to the time that any Related Corporation involved in the proposed business combination acquired 10% or more of the outstanding share of Common Stock of the Corporation, and the term "outside director" shall mean a director who is not (a) an officer or employee of this Corporation or any relative of an officer or employee, (b) a Related Corporation or an officer, director, employee, associate or affiliate or a Related Corporation, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this Corporation.

     TENTH: The corporation shall indemnify any and all of its directors or officers or former directors, or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director


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


or officer or former director or officer or person shall be adjudged in such action, suit or proceeding, civil or criminal, to be liable for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under section 174 of the General Corporation Law of Delaware or for any transaction from which such officer or director derived an improper benefit. Such indemnification shall not be deemed exclusive of any other rights to which those hereby indemnified may be entitled, under any By-law, agreement, vote of stockholders or otherwise.

     ELEVENTH: No holder of any share or shares of any class of stock of the Corporation shall have any preemptive right to subscribe for any shares of stock of any class of the Corporation now or hereafter authorized or for any securities, warrants or options convertible into or carrying any rights to purchase any shares of stock of any class of the Corporation now or hereafter authorized; provided, however, that no provision of this Certificate of Incorporation shall be deemed to deny to the Board of Directors the right, in its discretion, to grant to its employees and to the holders of shares of any class of stock at the time outstanding the right to purchase or subscribe for shares of stock of any class or any other securities of the Corporation now or hereafter authorized, at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

     TWELFTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, if any, the President or the Board of Directors; and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or of the holders of 66-2/3% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, TWELFTH and this Article THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of (a) the holders of not less than two thirds (66-2/3%) of the total voting power of all outstanding shares of voting stock entitled to vote generally in the election of directors, voting as single class and (b) a majority of such shares other than shares held by Interested Shareholders.


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